SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2007

GEOVAX LABS, INC.
(Exact name of registrant as specified in Charter)

Illinois (State or other jurisdiction of incorporation or organization)	000-52091 (Commission File No.)	87-0455038 (IRS Employee Identification No.)

1256 Briarcliff Road N.E.
Emtech Bio Suite 500
Atlanta, Georgia 30306
(Address of Principal Executive Offices)

(404) 727-0971
(Issuer Telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

     This Form 8-K and other reports filed by GeoVax Labs, Inc. (the “registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the registrant’s management as well as estimates and assumptions made by the registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative if these terms and similar expressions as they relate to the registrant or the registrant’s management identify forward looking statements. Such statements reflect the current view of the registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the registrant’s industry, operations and results of operations and any businesses that may be acquired by the registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
Item 8.01 Other Events
          On September 26, 2007 we issued a press release announcing the receipt of an estimated $15 million federal grant in support of our HIV/AIDS vaccine program. A copy of the press release is attached to this Current Report.
          On September 24, 2007 we issued a press release commenting on the discontinuance of an HIV clinical trial by Merck & Co., Inc. A copy of the press release is attached to this Current Report.
          On September 12, 2007 we issued a press release announcing the presentation of our HIV/AIDS clinical trial data at the AIDS Vaccine 2007 Conference. A copy of the press release is attached to this Current Report.
Item 9.01 Financial Statements and Exhibits
Exhibit 99.1 Press Release
Exhibit 99.2 Press Release
Exhibit 99.3 Press Release
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 28, 2007

GEOVAX LABS, INC.
By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer